UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2017

CABELA’S INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32227	20-0486586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabela Drive, Sidney, Nebraska 69160

(Address of Principal Executive Offices) (Zip Code)

(308) 254-5505

(Registrant’s telephone number, including area code)

Not applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on October 3, 2016, Cabela’s Incorporated, a Delaware corporation (the “Company”), entered into (a) an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Bass Pro Group, LLC, a Delaware limited liability company (“Parent”), and Prairie Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), which provides for Sub to merge with and into the Company, causing the Company to become a wholly owned subsidiary of Parent (the “Merger”), (b) a Sale and Purchase Agreement (the “Original Bank Purchase Agreement”), by and among the Company, World’s Foremost Bank, a Nebraska banking corporation and a wholly owned subsidiary of the Company (“WFB”), and Capital One, National Association, a national banking association (“CONA”), which provided for, in connection with the closing of the Merger, CONA to purchase substantially all of the business of WFB (the “Bank Asset Purchase”), and (c) a Credit Card Program Agreement (the “Bank Program Agreement”), by and between the Company and CONA, which provides for, in connection with the closing of the Bank Asset Purchase, the establishment and operation of the Cabela’s CLUB credit card program.

On April 17, 2017, the Company and Capital One Financial Corporation, a Delaware corporation and the parent of CONA and Capital One (as defined below), issued a joint press release announcing the entry into certain agreements that provide for the amendment and restatement of the Original Bank Purchase Agreement, which include (i) a Framework Agreement, dated as of April 17, 2017 (the “Bank Framework Agreement”), by and among the Company, WFB, Synovus Bank, a Georgia state member bank (“Synovus”), Capital One Bank (USA), National Association, a national banking association and an affiliate of CONA (“Capital One”), and, solely for the purposes set forth therein, CONA, (ii) an Asset and Deposit Purchase Agreement, dated as of April 17, 2017 (the “Synovus Bank Asset Purchase Agreement”), by and among the Company, WFB and Synovus and (iii) an Asset Purchase Agreement, dated as of April 17, 2017 (the “Capital One Bank Asset Purchase Agreement” and, together with the Synovus Bank Asset Purchase Agreement and the Bank Framework Agreement, the “Amended Bank Sale Agreements”), by and among the Company, WFB and Capital One. Also entered into were an Asset Purchase Agreement, dated as of April 17, 2017, by and between Capital One and Synovus and Amendments No. 1 and No. 2 to the Credit Card Program Agreement, dated as of April 17, 2017, by and among the Company, CONA and Capital One, as applicable.

The Company also announced that, on April 17, 2017, in connection with the entry into the Amended Bank Sale Agreements, it had entered into an Amendment to the Agreement and Plan of Merger, by and among the Company, Parent and Sub, which provides for the amendment of the Merger Agreement.

A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger involving the Company, Parent and a wholly-owned subsidiary of Parent, among other things. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement regarding the proposed merger will be made available to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the definitive proxy statement regarding the proposed merger, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement regarding the proposed merger and any filings with the SEC that are incorporated by reference in such definitive proxy statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on November 17, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement regarding the proposed merger and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated April 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

April 17, 2017	By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release, dated April 17, 2017.